MEMBERSHIP PURCHASE AGREEMENT

THIS MEMBERSHIP PURCHASE AGREEMENT is made as of February 26, 2021 by and between Global Hemp Services LLC, a Delaware limited liability company (the “Company”), and APPLIFE DIGITAL SOLUTIONS INC., a Nevada corporation (the “Purchaser”).

WHEREAS, Company is a global online distributor of hemp and CBD products (the “Business”);

WHEREAS, Purchaser is a public company with the ticker “ADLS” focusing, among other commercial opportunities, on acquiring and developing emerging e-Commerce businesses;

WHEREAS, Company desires to sell its membership units to the Purchaser and Purchaser desires to acquire such units in the Company; and

WHEREAS, pursuant to this Agreement the Purchaser agrees to become a member in the Company.

NOW, THEREFORE, the parties hereby agree as follows:

1.Market Platform Delivery and Sale of Units.

1.1Market Platform; Issuance of Units and Revenue Participation.

(a)The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) articles of organization in the State of Delaware (the “Articles”).

(b)Subject to the terms and conditions of this Agreement, the Purchaser shall deliver at the Closing a perpetual, royalty-free, worldwide, non-exclusive license to Company to use the Purchaser’s market ready website and mobile website e-Commerce platform for Company to market, distribute and sell hemp, CBD and other related B2B and B2C products featuring ready to use Company shipping API and Company payment gateway API (collectively, the “Market Platform”).  In exchange for the intial capital expenditure in providing the Market Platform to Company, Company agrees to grant and issue to the Purchaser at the Closing a total aggregate of fifteen percent (15%) of the outstanding and fully diluted membership units of the Company (the “Units”).  The Units shall be issued to the Purchaser pursuant to this Agreement.

(c)As an inducement for Purchaser to acquire the Units and pay for the upfront capital costs in the initial capital expenditures for the Market Platform, the Company is offering Purchaser a two and a half percent (2 ½%) participation (“Purchaser’s Revenue Participation”) in the gross revenues of the Company to be distributed on a quarterly basis.  The Company shall distribute Purchaser’s Revenue Participation, if any, and the monthly accounting records to Purchaser as soon as reasonably practicable, but in no event more than forty-eight (48) hours after the end of the applicable quarter.

1.2Closing; Delivery.

(a)The Market Platform exchange and sale of the Units shall take place remotely via the exchange of documents and signatures, on the date of this Agreement, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(b)At Closing, the Purchaser shall deliver the Market Platform and Company shall deliver to the Purchaser a certificate representing the Units.

1.3Defined Terms Used in this Agreement.  In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(b)“Membership Agreement” means the agreement between the Company and the Purchaser.

(c)“Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge of the officers of the Company.

(d)“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

(e)“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(f)“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(g)“Transaction Agreements” means this Agreement and the Membership Agreement.

2.Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser that the following representations are true and complete as of the date of the Closing, except as otherwise indicated.

2.1Organization, Good Standing, Corporate Power and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as presently conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2Capitalization.  The total membership units of the Company, immediately prior to the Closing, consists of 100,000 membership units and all have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

2.3Subsidiaries.  The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.  The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4Authorization.  The Company has all requisite power, authority and legal capacity to execute and deliver this Agreement, the Membership Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the Transaction Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and Membership Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all required action on the part of the Company.  This Agreement has been, and each of the Transaction Agreements will be at or prior to the Closing, duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes, and each of the Transaction Agreements when so executed and delivered will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.5Valid Issuance of Units.  The Units, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser.  The Units will be issued in compliance with all applicable federal and state securities laws.

2.6Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Articles, which will have been filed as of the Closing.

2.7Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any officer, director of the Company (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Neither the Company nor, to the Company’s knowledge, any of its officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors such as would affect the Company).

2.8Intellectual Property.  The Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party.

2.9Compliance with Other Instruments.  The Company is not in violation or default (i) of any provisions of its Articles or operating or membership agreement, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect.  The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10Agreements; Actions; Disqualification Event.

(a)Except for the Transaction Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, other than the license subject to this Agreement (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b)The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its units, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $5,000 or in excess of $25,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of subsections (b) and (c) of this Subsection 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c)None of the Company, any of its predecessors, any affiliated company, any director, executive officer, any beneficial owner of 20% or more of the Company’s outstanding voting interests, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 of the Securities Act) connected with the Company in any capacity at the time of sale of the Units (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.  The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(d)The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.11Property.  The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, and any encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.  With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.  The Company does not own any real property.

2.12Insurance. The Company has, or promptly after the execution of this Agreement, in full force and effect a commercial general liability policy that is customary for a company of its size.

2.13Permits.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.14Corporate Documents.  The Articles and any operating agreements of the Company are in the form provided to the Purchaser.  The copy of the minute books of the Company provided to the Purchaser contains minutes of all meetings of members and all actions by written consent without a meeting by the members since the date of organization and accurately reflects in all material respects all actions by the members (and any committee of Company) and members with respect to all transactions referred to in such minutes.

2.15Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or, to the Company’s knowledge, threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws.  The Company has made available to the Purchaser true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

For purposes of this Section 3, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.16Data Privacy.  In connection with its collection, storage, transfer (including without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively, “Personal Information”), the Company is and has been in compliance with all applicable laws in all relevant jurisdictions, the Company’s privacy policies, and the requirements of any contract or codes of conduct to which the Company is a party.  The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure.  The Company is and has been in compliance in all material respects with all applicable laws relating to data loss, theft and breach of security notification obligations.

2.17Disclosure. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule and no certificate furnished or to be furnished to Purchaser at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1Authorization.  The Purchaser has full power and authority to enter into the Transaction Agreements.  The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Membership Agreement may be limited by applicable federal or state securities laws.

3.2Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Units to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Units. The Purchaser has not been formed for the specific purpose of acquiring the Units.

3.3Disclosure of Information.  The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Units with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

3.4Restricted Securities. The Purchaser understands that the Units have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Units are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Units indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Purchaser acknowledges that the Company has no obligation to register or qualify the Units into which it may be converted into any other securities for resale.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Units, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5No Public Market. The Purchaser understands that no public market now exists for the Units, and that the Company has made no assurances that a public market will ever exist for the Units.

3.6Legends.  The Purchaser understands that the Units and any securities issued in respect of or exchange for the Units, may bear one or all of the following legends:

(a)“THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)Any legend set forth in, or required by, the other Transaction Agreements.

(c)Any legend required by the securities laws of any state to the extent such laws are applicable to the Units represented by the certificate so legended.

3.7Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8No General Solicitation.  Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Units.

4.Conditions to the Purchaser’s Obligations at Closing. The obligations of Purchaser to purchase Units at the Closing, are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as the Closing.

4.2Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

4.3Membership Agreement. The Company and Purchaser shall have executed and delivered the Membership Agreement.

4.4URL/Domain Name.  Prior to or upon Closing, the Company and Purchaser shall mutually agreed to the URL/domain name to host the Market Platform and to be registered in the sole name of the Company.

4.5Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.

5.Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Units to the Purchaser at Closing, are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1Representations and Warranties.  The representations and warranties of Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

5.2Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing including, but not limited to, the delivery of the Market Platform.

5.3Membership Agreement. Purchaser shall have executed and delivered the Membership Agreement.

6.Miscellaneous.

6.1Survival of Warranties.  Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

6.2Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3Governing Law. This Agreement shall be governed by the internal law of the State of New York.

6.4Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6Notices.  All notices, demands and communications required or permitted in connection with this Agreement shall be in writing and shall be deemed effectively given in all respects upon personal delivery or, if mailed, by registered or certified mail, postage prepaid, return receipt requested, or by overnight courier, the receipt of which is confirmed, addressed to the party hereto at the address set forth below (or such other address for a party as shall hereafter be specified by like notice). Either party hereto may from time to time change its notification address by giving the other party hereto prior written notice of the new address and the effective date thereof.

Attn:	Attn:

6.7No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.9Force Majeure.  Neither party hereto shall be deemed in default of this Agreement to the extent that performance of its obligations (other than an obligation of delivery of Market Platform and Units) or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, civil disturbance, terrorism acts or omissions of suppliers and other third parties, act of government, strikes, unavailability of material, facilities, telecommunications services or supplies or any other cause beyond the reasonable control of such party (each, a “Force Majeure Event”).

6.10Entire Agreement. This Agreement (including the Exhibits hereto), the Articles and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.11Mediation. The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall be submitted to mediation proceedings in accordance with the most commonly accepted arbitration rules used by similar companies operating in Shanghai, China (“Shanghai Arbitration Rules”) in effect as of the Effective Date.  The mediation shall be held in Shanghai, People’s Republic of China.  The parties shall have fifteen (15) days from receipt by a party of a mediation request (“Mediation Request”) to agree on a mediator.  If no mediator has been agreed upon by the parties within fifteen (15) days of receipt of the Mediation Request, then any party may request (on written notice to the other party), that the Shanghai Arbitration Rules appoint a mediator.  Each party shall bear its own costs and split the mediation fees.  If a party shall fail to pay its share of the mediation costs, then the party advancing costs for mediation may charge interest at the highest rate permissible by law on such non-payment amount and receive reimbursement for reasonable legal fees and collection costs.  Each party acknowledges and agrees that such non-payment provision is reasonable and necessary.  Notwithstanding the foregoing, no party shall be responsible for another party’s legal expenses incurred in relation to any mediation.

6.12Arbitration.  Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by arbitration in Shanghai, People’s Republic of China, before one arbitrator selected by Shanghai

Arbitration  Rules. In the event that the parties cannot reach an agreement on an arbitrator, the arbitrator shall be selected by the arbitrator selection procedures established by Shanghai Arbitration  Rules. The arbitration shall be held, and the award shall be rendered, in the English language. The arbitration shall be administered in accordance with the Shanghai Arbitration  Rules in effect as of the Effective Date. Judgment on the award may be entered in any court having jurisdiction. Each party shall bear its own costs and split the arbitration fees. If a party shall fail to pay its share of the arbitration costs, then the party advancing costs for arbitration may charge interest at the highest rate permissible by law on such non-payment amount and receive reimbursement for reasonable legal fees and collection costs. Each party acknowledges and agrees that such non-payment provision is reasonable and necessary. Notwithstanding the foregoing, no party shall be responsible for another party’s legal expenses incurred in relation to any arbitration.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Membership Purchase Agreement as of the date first written above.

COMPANY:
GLOBAL HEMP SERVICES LLC

By:	/s/
Name:
Title:	Founder

PURCHASER:

APPLIFE DIGITAL SOLUTIONS INC.

By:	/s/
Name:
Title:	CEO